Exhibit 31.4

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David R. Bankhead, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Transaction Systems Architects, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. [intentionally omitted]

4. [intentionally omitted]

5. [intentionally omitted]


Date: February 17, 2005                By:         /s/ DAVID R. BANKHEAD
                                          --------------------------------------
                                                     David R. Bankhead
                                                   Senior Vice President,
                                           Chief Financial Officer and Treasurer